Exhibit 10.5

SHARE OPTION AGREEMENT

THIS SHARE OPTION AGREEMENT (this “Agreement”) is made and entered into as of the 1st day of May 2015 (“Grant Date”), between Reign Sapphire Corporation, a corporation formed under the laws of the State of Delaware (the “Company”), and Joseph Segelman (“Employee”).

The Company and Employee desire to enter into this Agreement whereby the Company will grant Employee the options specified herein to acquire shares of the Company’s common stock. Defined terms used in this Agreement without definition will have the meanings ascribed thereto in the Company’s 2015 Incentive Equity Plan (the “Plan”), a copy of which is attached hereto as Exhibit A. In the event a provision of this Agreement is inconsistent or conflicts with the provisions of the Plan, the provisions of this Agreement will govern and prevail.

The parties hereto agree as follows:

1. Plan Acknowledgment. Each of the undersigned agree that this Agreement has been executed and delivered, and the share options have been granted hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company and Employee and, except as otherwise specified herein, pursuant to each of the terms and conditions of the Plan.

2. Options.

(a) Option Grants. The Company hereby grants to Employee, pursuant to the Plan, an option (the “Option”) to purchase up to 10,000,000 shares of the Company’s common stock at an exercise price per share of $0.005 (the “Option Price”), which is not less than the fair market value of a share of the Company’s common stock on the Grant Date. The Option Price and the number of Option Shares issuable upon exercise of the Option will be equitably adjusted for any share split, share dividend, reclassification or recapitalization of the Company’s common stock which occurs subsequent to the date of this Agreement. The Option will expire on the close of business on the tenth anniversary of the date of this Agreement, subject to earlier expiration in connection with the termination of Employee’s employment, as provided in Section 2(c) below. The Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

(b) Exercisability. Except as otherwise provided for herein, 50% of the shares of common stock subject to the Option shall vest on the first anniversary of the Grant Date and the remaining 50% of the shares shall vest in twelve (12) equal installments on the first day of each calendar month following the first anniversary of the Grant Date beginning on June 1, 2016 and ending on June 1, 2017, provided that Employee is continuously employed by the Company or its Subsidiaries from the Grant Date through such applicable vesting date. Notwithstanding the foregoing, 100% of the shares of the Company’s common stock subject to the Option shall fully vest if the Company shall successfully sell all of the shares of its common stock included in the primary offering of such common stock by the by the Company pursuant to the registration statement on Form S-1 to be filed with the Securities and Exchange Commission within ninety (90) days of the Grant Date; provided, however, that the failure of the Company to sell of the shares shall not interfere with the regular vesting schedule in the previous sentence.

(c) Certain Terminations of Employment. Notwithstanding anything in this Agreement or the Plan to the contrary, if Employee’s employment with the Company is terminated by the Company without Cause (as defined in that certain Employment Agreement by and between the Company and the Employee, dated the same date hereof (“Employment Agreement”)), then the number of shares of the Company’s common stock subject to the Option that would have vested if the Employee had remained continuously employed by the Company through the next six (6) calendar months immediately following the Termination Date (determined pursuant to Section 2(b) above) shall be deemed to be vested and, together with all other vested shares of common stock, shall not be forfeited upon such termination of employment.

(d) Sale of the Company. Notwithstanding anything in the Plan to the contrary, 100% of the shares of the Company’s common stock subject to the Option shall fully vest upon the consummation of a Sale of the Company and may be exercised in connection with such Sale of the Company, if Employee’s employment with the Company or its subsidiaries has not terminated prior to the consummation of such Sale of the Company. Notwithstanding the foregoing, if Employee’s employment with the Company is terminated by the Company without Cause (as defined in the Employment Agreement) within three (3) months prior to the execution of a definitive agreement that results in the Sale of the Company contemplated by such Agreement, then 100% of the shares of common stock subject to the Option shall fully vest upon the consummation of a Sale of the Company and may be exercised in connection with such Sale of the Company.

(e) Early Expiration of Options. Any portion of the Options granted hereunder that have not vested and become exercisable prior to the Termination Date (or that have not been deemed to have vested and become exercisable pursuant to Section 2(c) above) will expire on the Termination Date and may not be exercised under any circumstance. Any portion of the Options granted hereunder that have vested and become exercisable prior to the Termination Date will expire on the earlier of (i) 30 days after the Termination Date (provided that such period shall be extended to (A) six (6) months after the Termination Date in the event of Employee’s termination due to death or “disability” (as defined in the Employment Agreement) or (B) two (2) years after the Termination Date in the event of Employee’s termination by the Company without Cause (as defined in the Employment Agreement) and (ii) the close of business on the tenth anniversary of the date of this Agreement. Notwithstanding any provision in this Agreement to the contrary, any portion of the Options granted hereunder which have not been exercised prior to or in connection with a Sale of the Company shall expire upon the consummation of any such transaction.

(f) Procedure for Exercise. At any time after all or any portion of the Options granted hereunder have become exercisable with respect to any Option Shares and prior to the close of business on the tenth anniversary of the date of this Agreement (except as provided for in Section 2(e) above), Employee may exercise all or any portion of the Options granted hereunder with respect to Option Shares vested pursuant to Section 2(b) above by delivering written notice of exercise to the Company, together with (i) a written acknowledgment that Employee has read and has been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to Employee regarding the Company, and (ii) payment in full by delivery of a cashier’s, personal or certified check or wire transfer of immediately available funds to the Company in the amount equal to the number of Option Shares to be acquired multiplied by the applicable option exercise price.

(g) Securities Laws Restrictions. Employee represents that when Employee exercises any portion of the Options he or she will be purchasing the Option Shares represented thereby for Employee’s own account and not on behalf of others. Employee understands and acknowledges that federal, state and foreign securities laws govern and restrict Employee’s right to offer, sell or otherwise dispose of any Option Shares unless Employee’s offer, sale or other disposition thereof is registered under the Securities Act and federal, state and foreign securities laws or, in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration thereunder. Employee agrees that he or she will not offer, sell or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement (or similar filing under applicable securities law) with the Securities and Exchange Commission or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other applicable securities law. Employee further understands that the certificates for any Option Shares which Employee purchases will bear the legend set forth in the Plan or such other legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

(h) Limited Transferability of the Options. The Options granted hereunder are personal to Employee and are not transferable by Employee except pursuant to the laws of descent or distribution. Only Employee or his legal guardian or representative may exercise the Options granted hereunder.

(i) Section 83(b) Election. Within 30 days after Employee has exercised any portion of the Options, in the event Employee is subject to United States federal income tax, Employee may make an effective election with the Internal Revenue Service under Section 83(b) of the Code relative to the Option Shares received by Employee pursuant to the exercise of such portion of the Options.

3. Employee’s Representations. Employee hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Employee does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or by which he or she is bound, (ii) except as has been expressly disclosed to the Company prior to the date of this Agreement, Employee is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity (other than the Company or one of its Subsidiaries) and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Employee, enforceable in accordance with its terms. Employee hereby acknowledges and represents that he or she has consulted with (or has had an opportunity to consult with) independent legal counsel regarding his or her rights and obligations under this Agreement (including, without limitation, the Plan) and that he or she fully understands the terms and conditions contained herein and therein.

4. Notices. Any notices required or permitted under this Agreement or the Plan will be delivered in accordance with the requirements of the Plan.

5. Third Party Beneficiaries; Successors and Assigns. The parties hereto acknowledge and agree that the Investors are third party beneficiaries of this Agreement and the Plan. Except as otherwise provided herein, this Agreement and the Plan shall bind and inure to the benefit of and be enforceable by Employee, the Company and their respective heirs, successors and assigns.

6. Complete Agreement. This Agreement and the Plan and the other documents referred to herein and therein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

7. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

8. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

9. Governing Law. This Agreement will be subject to the governing law provisions of the Plan as if fully set forth in this Agreement.

10. Remedies. Each of the parties to this Agreement will be entitled to any of the remedies specified in the Plan.

11. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Board and Employee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Share Option Agreement as of the date first written above.

Reign Sapphire Corporation

By:
Joseph Segelman
Its:	President and
Chief Executive Officer

Joseph Segelman (“Employee”)

EXHIBIT A

REIGN SAPPHIRE CORPORATION

2015 EQUITY INCENTIVE PLAN

REIGN SAPPHIRE CORPORATION

2015 EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the Reign Sapphire Corporation 2015 Equity Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to link their interests and efforts to the long-term interests of the Company's stockholders.

SECTION 2. DEFINITIONS

Certain terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3. ADMINISTRATION

3.1	Administration of the Plan

The Plan shall be administered by the Board. All references in the Plan to the "Plan Administrator" shall be to the Board.

3.2	Administration and Interpretation by Plan Administrator

(a)          Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have full power and exclusive authority, to the extent permitted by applicable law and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (viii) interpret and administer the Plan and any instrument evidencing an Award or notice or agreement entered into under the Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (x) delegate ministerial duties to such of the Company's employees as it so determines; and (xi) make any other determination and take any other action that the Plan Administrator deems necessary or desirable for administration of the Plan.

(b)          The effect on the vesting of an Award of a Company-approved leave of absence or a Participant's reduction in hours of employment or service shall be determined by the Company's chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Board, whose determination shall be final.

(c)          Decisions of the Plan Administrator shall be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person. A majority of the members of the Plan Administrator may determine its actions.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.1	Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 14.1, a maximum of 10,000,000 (Ten Million) shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2	Share Usage

(a)          Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award or (ii) covered by an Award that is settled in cash or in a manner such that some or all of the shares covered by the Award are not issued shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.

(b)          The Plan Administrator shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c)          Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Substitute Awards under the Plan. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator.

(d)          Notwithstanding the foregoing, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 14.1.

SECTION 5. ELIGIBILITY

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Plan Administrator from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company's securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company's securities.

SECTION 6. AWARDS

6.1	Form, Grant and Settlement of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone, in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine.

6.2	Evidence of Awards

Awards granted under the Plan shall be evidenced by a written, including an electronic, instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

6.3	Deferrals

The Plan Administrator may permit or require a Participant to defer receipt of the payment of any Award if and to the extent set forth in the notice or agreement evidencing the Award at the time of grant. If any such deferral election is permitted or required, the Plan Administrator, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents; provided, however, that the terms of any deferrals under this Section 6.3 shall comply with all applicable law, rules and regulations, including, without limitation, Section 409A of the Code.

6.4	Dividends and Distributions

Participants may, if and to the extent the Plan Administrator so determines and sets for in the notice or agreement evidencing the Award at the time of grant, be credited with dividends paid with respect to shares underlying an Award or dividend equivalents in a manner determined by the Plan Administrator in its sole discretion. The Plan Administrator may apply any restrictions to the dividends or dividend equivalents that the Plan Administrator deems appropriate. The Plan Administrator, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units.

SECTION 7. OPTIONS

7.1	Grant of Options

The Plan Administrator may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2	Option Exercise Price

The exercise price for shares purchased under an Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date as determined by the Board, but shall not be less than the minimum exercise price required by Section 8.3 with respect to Incentive Stock Options, except in the case of Substitute Awards.

7.3	Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option (the "Option Term") shall be ten years from the Grant Date. For Incentive Stock Options, the Option Term shall be as specified in Section 8.4.

7.4	Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Participant's Continuous Employment or Service With the Company or Its Related Companies From the Vesting Commencement Date	Portion of Total Option That Is Vested and Exercisable
Annually	Equal Installments
After 3 years	100%

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Sections 7.5 and 12. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

7.5	Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Plan Administrator for that purchase, which forms may include:

(a)          cash;

(b)          check or wire transfer;

(c)          having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have a Fair Market Value on the date of exercise of the Option equal to the exercise price of the Option and, if applicable, shares equal to or less than the withholding required by Section 12 hereof;

(d)          tendering (either actually or, if and as so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(e)          if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(f)          such other consideration as the Plan Administrator may permit.

In addition, to assist a Participant (including directors and executive officers) in acquiring shares of Common Stock pursuant to an Option granted under the Plan, the Plan Administrator, in its sole discretion and to the extent permitted by applicable law, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Option, (i) the payment by a Participant of the purchase price of the Common Stock by a promissory note or (ii) the guarantee by the Company of a loan obtained by the Participant from a third party. Such notes or loans must be full recourse to the extent necessary to avoid adverse accounting charges to the Company's earnings for financial reporting purposes. Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans or loan guarantees, including the interest rate and terms of and security for repayment.

7.6	Effect of Termination of Service

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a)         Any portion of an Option that is not vested and exercisable on the date of a Participant's Termination of Service shall expire on such date.

(b)         Any portion of an Option that is vested and exercisable on the date of a Participant's Termination of Service shall expire on the earliest to occur of:

(i)          if the Participant's Termination of Service occurs for reasons other than Cause, Retirement, Disability or death, the date that is three months after such Termination of Service;

(ii)         if the Participant's Termination of Service occurs by reason of Retirement, Disability or death, the one-year anniversary of such Termination of Service; and

(iii)        the Option Expiration Date.

Notwithstanding the foregoing, if a Participant dies after the Participant's Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the one-year anniversary of the date of death, unless the Plan Administrator determines otherwise.

Notwithstanding the foregoing, to the extent required by applicable law, unless employment or services are terminated for Cause, the right to exercise an Option in the event of Termination of Service, to the extent that the Participant is otherwise entitled to exercise an Option on the date of Termination of Service, shall be

a.          at least six months from the date of a Participant's Termination of Service if termination was caused by death or Disability; and

b.          at least 30 days from the date of a Participant's Termination of Service if termination was caused by other than death or Disability;

c.           but in no event later than the Option Expiration Date.

Also notwithstanding the foregoing, in case a Participant's Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant's employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant's rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant's Termination of Service, any Option then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

(c)          A Participant's change in status from an employee of the Company or a Related Company to a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company or a change in status from a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company shall not be considered a Termination of Service for purposes of this Section 7.6.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provisions of the Plan, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code or any successor provision, and any applicable regulations thereunder, including, to the extent required thereunder, the following:

8.1	Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which a Participant's Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2	Eligible Employees

Individuals who are not employees of the Company or one of its parent or subsidiary corporations may not be granted Incentive Stock Options.

8.3	Exercise Price

The exercise price of an Incentive Stock Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date and, in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (a "Ten Percent Stockholder"), shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.4	Option Term

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the Option Term of an Incentive Stock Option shall not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not exceed five years.

8.5	Exercisability

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the date of a Participant's Termination of Service if termination was for reasons other than death or Disability, (b) more than one year after the date of a Participant's Termination of Service if termination was by reason of Disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant's reemployment rights are guaranteed by statute or contract.

8.6	Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year after the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7	Code Definitions

For the purposes of this Section 8, "disability," "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.8	Promissory Notes

The amount of any promissory note delivered pursuant to Section 7.5 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

SECTION 9. STOCK APPRECIATION RIGHTS

9.1	Grant of Stock Appreciation Rights

The Plan Administrator may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Plan Administrator shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone ("freestanding"). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. An SAR may be exercised upon such terms and conditions and for the term as the Plan Administrator determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

9.2	Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock for the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Plan Administrator as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Plan Administrator in its sole discretion.

9.3	Waiver of Restrictions

Subject to Section 17.3, the Plan Administrator, in its sole discretion, may waive any other terms, conditions or restrictions on any SAR under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

SECTION 10. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

10.1	Grant of Stock Awards, Restricted Stock and Stock Units

The Plan Administrator may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Plan Administrator shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

10.2	Vesting of Restricted Stock and Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant's release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Plan Administrator, and subject to the provisions of Section 12, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become transferable by the Participant subject to the terms and conditions of the Plan, the instrument evidencing the Award, and applicable securities laws, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

10.3	Waiver of Restrictions

Subject to Section 17.3, the Plan Administrator, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

SECTION 11. OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Plan Administrator deems appropriate, the Plan Administrator may grant other incentives payable in cash or in shares of Common Stock under the Plan as it determines.

SECTION 12. WITHHOLDING

The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award ("tax withholding obligations") and (b) any amounts due from the Participant to the Company or to any Related Company ("other obligations"). The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

The Plan Administrator may permit or require a Participant to satisfy all or part of the Participant's tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares so withheld or tendered may not exceed the employer's minimum required tax withholding rate.

SECTION 13. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant's death. During a Participant's lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit transfer to a revocable trust or as otherwise permitted by Rule 701 of the Securities Act, subject to such terms and conditions as the Plan Administrator shall specify.

SECTION 14. ADJUSTMENTS

14.1	Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2(d); and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 14.1 but shall be governed by Sections 14.2 and 14.3, respectively.

14.2	Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Plan Administrator in its sole discretion, Options, Stock Appreciation Rights and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Plan Administrator, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

14.3	Company Transaction

14.3.1           Effect of a Company Transaction

Notwithstanding any other provision of the Plan to the contrary, unless the Plan Administrator shall determine otherwise with respect to a particular Award in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, in the event of a Company Transaction that is not a Related Party Transaction, all outstanding Awards shall become fully vested and exercisable or payable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, immediately prior to the Company Transaction, and then terminate upon effectiveness of the Company Transaction, unless such Awards are assumed or substituted for by the Successor Company. Notwithstanding the foregoing, with respect to outstanding Options or Stock Appreciation Rights, the Plan Administrator, in its sole discretion, may instead provide that such Awards shall terminate upon consummation of such Company Transaction and that each such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (a) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options or SARs (either to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Plan Administrator in its sole discretion) exceeds (b) the respective aggregate exercise price for such Options or grant price for such SARs. If and to the extent the Successor Company assumes or substitutes outstanding Awards, the vesting and exercisability or payment provisions applicable to such Awards shall remain in full effect and continue with respect to the Awards or any awards that may be issued in exchange or in substitution for such Awards, and the forfeiture provisions applicable to Restricted Stock shall not lapse, and all such restrictions shall continue with respect to any shares of the Successor Company or other consideration that may be issued in exchange or in substitution for such Restricted Stock.

14.3.2           Assumption or Substitution

For the purposes of this Section 14.3, an Award shall be considered assumed or substituted for if following the Company Transaction, an option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash, or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Plan Administrator may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Plan Administrator, and its determination shall be conclusive and binding.

14.4	Further Adjustment of Awards

Subject to Sections 14.2 and 14.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

14.5	No Limitations

The grant of Awards shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.6	Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

14.7	Section 409A of the Code

Notwithstanding anything in this Plan to the contrary, (a) any adjustments made pursuant to this Section 14 to Awards that are considered "deferred compensation" within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (b) any adjustments made pursuant to Section 14 to Awards that are not considered "deferred compensation" subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code; and (c) in any event, the Plan Administrator shall not have the authority to make any adjustments pursuant to Section 14 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the time of grant to be subject thereto.

SECTION 15. FIRST REFUSAL RIGHTS

15.1	First Refusal Rights

Until the date on which the initial registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act first becomes effective, the Company shall have the right of first refusal with respect to any proposed sale or other disposition by a Participant of any shares of Common Stock issued pursuant to an Award. Such right of first refusal shall be exercisable in accordance with the terms and conditions established by the Plan Administrator and set forth in the agreement evidencing the Participant's receipt of the shares.

15.2	General

The Company's first refusal rights under this Section 15 are assignable by the Company at any time.

SECTION 16. MARKET STANDOFF

In the event of an underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, no person may sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares issued pursuant to an Award granted under the Plan without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters; provided, however, that in no event shall such period exceed (a) 180 days after the effective date of the registration statement for such public offering or (b) such longer period requested by the underwriter as is necessary to comply with regulatory restrictions on the publication of research reports (including, but not limited to, NYSE Rule 472 or NASD Conduct Rule 2711). The limitations of this Section 16 shall in all events terminate two years after the effective date of the Company's initial public offering.

In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company's outstanding Common Stock effected as a class without the Company's receipt of consideration, any new, substituted or additional securities distributed with respect to the shares issued under the Plan shall be immediately subject to the provisions of this Section 16, to the same extent the shares issued under the Plan are at such time covered by such provisions.

In order to enforce the limitations of this Section 16, the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.

SECTION 17. AMENDMENT AND TERMINATION

17.1	Amendment, Suspension or Termination

The Board may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan. Subject to Section 17.3, the Board may amend the terms of any outstanding Award, prospectively or retroactively.

17.2	Term of the Plan

The Plan shall terminate upon the earlier of (a) ten years after the adoption of the Plan by the Board and (b) the approval of the Plan by the stockholders.  After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions.

17.3	Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant's consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 14 shall not be subject to these restrictions.

Notwithstanding any provision contained in the Plan to the contrary, the Board shall have broad authority to amend the Plan or any outstanding Award without the consent of a Participant to the extent the Board deems necessary or advisable to (a) comply with, or take into account, changes in applicable tax laws, securities laws, accounting rules and other applicable law, rules and regulations or (b) to ensure that an Award is not subject to additional taxes under Section 409A of the Code.

SECTION 18. GENERAL

18.1	No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant's employment or other relationship at any time, with or without cause.

18.2	Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company's counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant's own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Plan Administrator may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

18.3	Indemnification

Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. Notwithstanding the prior sentence, the indemnification provisions of this Section 18.3 shall not apply if such loss, cost, liability or expense is a result of such person's own willful misconduct.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's certificateof incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

18.4	No Rights as a Stockholder

Unless otherwise provided by the Plan Administrator or in the instrument evidencing the Award or in a written employment, services or other agreement, no Option, Stock Appreciation Right or Stock Unit shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

18.5	Compliance with Laws and Regulations

In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

Any Award granted pursuant to the Plan is intended to comply with the requirements of Section 409A of the Code, including any applicable regulations and guidance issued thereunder, and including transition guidance, to the extent Section 409A of the Code is applicable thereto and the terms of the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with this intention to the extent the Company deems necessary to comply with Section 409A of the Code and any official guidance issued thereunder. Notwithstanding any other provision in the Plan, the Company, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A of the Code; provided, however, that the Company makes no representations that the Awards shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to Awards granted under the Plan. Also notwithstanding the foregoing, if at the time of a scheduled vesting date for an Award granted under the Plan that is subject to Section 409A of the Code the Participant is a “specified employee” of the Company within the meaning of that term under Section 409A of the Code and as determined by the Company, and payment would be treated as a payment made on “separation from service” within the meaning of that term under Section 409A of the Code, then, if such delayed commencement is otherwise required in order to avoid a prohibited distribution under Section 409A of the Code, the payment shall be delayed until the date which is six months after the date of such separation from service or, if earlier, the date of the Participant's death.

18.6	Participants in Other Countries or Jurisdictions

Without amending the Plan, the Plan Administrator may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan, which may, in the judgment of the Plan Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

18.7	No Trust or Fund

The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.8	Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

18.9	Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.10	Choice of Law and Venue

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of California without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of California.

18.11	Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan is subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

SECTION 19. EFFECTIVE DATE

The effective date (the "Effective Date") is the date on which the Plan is adopted by the Board. If the stockholders of the Company do not approve the Plan within 12 months after the Board's adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options. To the extent required under applicable law, any Award exercised before the stockholders of the Company approve the Plan shall be rescinded if the stockholders of the Company do not approve the Plan by the later of (a) within 12 months before or after the date on which the Board adopts the Plan and (b) prior to or within 12 months of the date on which any Award under the Plan is granted in California.